Exhibit 3.6(a)

Form No. 1

FILE IN DUPLICATE

ARTICLES OF INCORPORATION

STATE OF OKLAHOMA           )

                                                       ) ss.

COUNTY OF COMANCHE       )

TO SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

We, the undersigned Incorporators,

NAME	NUMBER	STREET	CITY	STATE
H.F. Tuck, Jr.	4303 Williams		Lawton,	Oklahoma
Fallis A. Beall	1405 Hudson		Duncan,	Oklahoma
J.B. Walling	1116 Chesnut		Duncan,	Oklahoma

being persons legally competent to enter into contracts, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE

The name of this Corporation is:

Atlas-Tuck Concrete, Inc.

(must end with “Corporation”, “Company”, “Incorporated” or “Limited” or an abbreviation of one).

ARTICLE TWO

The address of its registered office in the State of Oklahoma is 4303 Williams, Lawton, Oklahoma in the City of Lawton, County of Comanche, and the name of its registered agent is H.F. Tuck, Jr., his address is 4303 Williams, Lawton, Oklahoma.

ARTICLE THREE

The duration of the corporation is: fifty years (50) (Not to exceed 50 years)

ARTICLE FOUR

The purposes for which this corporation is formed are:

(a) To carry on all or any of the businesses of processing, mixing, manufacturing, transporting, and dealing in cement, concrete, lime, plasters, whiting, clay, gravel, rock, sand, minerals, earth, and builders’ requisites and conveniences of all kinds, and to carry on and conduct a general contracting business, including the designing, constructing, enlarging, repairing, remodeling or otherwise engaging in any work upon buildings, roads, side walks, highways, bridges, or manufacturing plants; and to engage in iron, steel, wood, brick, concrete, stone, cement, masonry and earth construction, and to execute contracts or to receive assignments of contracts therefor, or relating thereto; and to manufacture, mine, and furnish the building materials and supplies connected herewith; and to perform all rights and privileges which it may deem expedient to obtain for the purposes of or in connection with the business of the company, and to manage, develop, sell, exchange, lease, mortgage or otherwise deal with the whole or any part or portion of such property, or rights, in any manner advisable or desirable.

(b) To engage in and generally carry on the business of processing, mixing, manufacturing, transporting and dealing in cement, rock, sand, gravel and other masonry materials either within or without the city limits of incorporated city or town, and in general to perform any and all other services necessary and incidental thereto; to own, organize, maintain and operate for hire or otherwise, automobiles, motor trucks, boats, rafts, rides and vehicles of every kind, description and character how ever propelled and all equipment incidental thereto and used in connection with the above and to do generally all and every other thing necessary and incidental to said business in all of its branches.

(If additional space is needed to state purposes, attach additional sheet “Article 4—Addendum”)

FORM No. 1	Page 2

ARTICLE FIVE

The aggregate number of shares which the corporation shall have authority to allot is         1,300    , divided unto         one (1)                 classes. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

CLASS	SERIES	NUMBER OF SHARES	PAR VALUE
A		Common 1,300	$10.00
		Preferred
		Total	$13,000.00

ARTICLE SIX

The amount of stated capital with which it will begin business is $13,000 , which has been fully paid in.

(Not less than $500.00.)

ARTICLE SEVEN

The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefor, are:

CLASS OF SHARES	NUMBER OF SHARES	CONSIDERATION TO BE RECEIVED THEREFOR
1-A	1,300	$13,000.00

ARTICLE EIGHT

The number of directors to be elected at the first meeting of the shareholders is             three (3)

(SIGNATURES OF INCORPORATORS)

/s/ H. F. Tuck, Jr.

/s/ Fallis A. Beall

/s/ J. B. Walling

STATE OF OKLAHOMA           )

                                                       ) ss.

COUNTY OF COMANCHE       )

Before me, a Notary Public in and for said County and State on this 7th day of July, 1964, personally appeared H.F. Tuck, Jr., Fallis A. Beall and J.B. Walling, to me known to be the identical persons who executed the foregoing Articles of Incorporation and acknowledge to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

/s/ Charlotte Sue Biles

(Notary Public)

My Commission expires September 8, 1964.

(SEAL)

(This form must be executed and attached to Articles of Incorporation)

AFFIDAVIT AS TO PAID IN CAPITAL

STATE OF OKLAHOMA           )

                                                       ) SS.

COUNTY OF COMANCHE       )

H.F. Tuck, Jr., Fallis A. Beall

and         J.B. Walling                                                                                                                                                                        , of

lawful age, being first duly sworn, each for himself deposes and says that the above-named affiants constitute a majority of the incorporators of ATLAS-TUCK CONCRETE, INC., a proposed corporation, and that the amount of stated capital with which said corporation will begin business, as set out in its attached articles of incorporation, has been fully paid in.

Subscribed and sworn to before me this 7th day of July, 1964.

Notary Public

My Commission Expires:

September 8, 1964